FREEPORT-McMoRan INC.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE ____ STOCK INCENTIVE PLAN

Pursuant to the Freeport-McMoRan Inc. _____ Stock Incentive Plan (the “Plan”), on ____________, 20__ (the “Grant Date”), Freeport-McMoRan Inc., a Delaware corporation (the “Company”) granted _________ restricted stock units (“Restricted Stock Units,” “RSUs” or the “Award”) to _______________ (the “Participant”) on the terms and conditions set forth in this Agreement and in the Plan. Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

1.    Grant of RSUs. (a) Subject to the terms, conditions, and restrictions set forth in the Plan and herein, each RSU granted hereunder represents the right to receive from the Company, on the respective vesting date for such RSU set forth in Section 2(a) of this Agreement or on such earlier date as provided herein (the “Vesting Date”), one share (a “Share”) of common stock of the Company (“Common Stock”), free of any restrictions, all amounts notionally credited to the Participant’s Dividend Equivalent Account (as defined in Section 4 of this Agreement) with respect to such RSU, and all securities and property comprising all Property Distributions (as defined in Section 4 of this Agreement) deposited in such Dividend Equivalent Account with respect to such RSU.

(b)    As soon as practicable after the Vesting Date (but no later than 30 days from such date) for any RSUs granted hereunder, the Participant shall receive from the Company the number of Shares to which the vested RSUs relate, free of any restrictions, a cash payment for all amounts notionally credited to the Participant’s Dividend Equivalent Account with respect to such vested RSUs, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account with respect to such vested RSUs.

2.    Vesting of RSUs. (a) The RSUs granted hereunder shall vest in installments as follows:

Vesting Date	Number of RSUs

(b)    Until the respective Vesting Date for an RSU granted hereunder, such RSU, all amounts notionally credited in any Dividend Equivalent Account related to such RSU, and all securities or property comprising all Property Distributions deposited in such Dividend Equivalent Account related to such RSU shall be subject to forfeiture as provided in Section 5 of this Agreement.

3.    No Rights as a Stockholder. Except as provided in Section 4 of this Agreement, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) in any Share until the RSU shall vest and the Participant shall be issued the Share to which such RSU relates nor in any securities or property comprising any Property Distribution deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

4.    Dividend Equivalents. From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (i) the amount of any cash dividends and (ii) the amount equal to the Fair Market Value of any Shares, Subsidiary securities, other securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”). All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted hereunder with the same Vesting Date. The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof, or may otherwise adjust the terms of the Award as permitted under Section 5 of the Plan.

5.    Termination of Employment. (a) Except as set forth in Sections 5(b), 5(c) or 5(d) of this Agreement, all unvested RSUs provided for in this Agreement, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such RSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Individual (the “Termination Date”).

(b)    Notwithstanding the foregoing, if the Participant ceases to be an Eligible Individual (the “Termination”) by reason of the Participant’s death, the RSUs granted hereunder that are unvested as of the Termination Date, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such RSUs shall vest as of the Participant’s Termination Date.

(c)    Notwithstanding the foregoing, if the Participant’s Termination is due to Disability or Retirement, the RSUs granted hereunder that are scheduled to vest on the first Vesting Date following the Termination Date, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such RSUs shall vest as of the Participant’s Termination Date.

(d)    If there has been a Change in Control of the Company, and within one year following the date of such Change in Control the Participant ceases to be an Eligible Individual by reason of the Participant’s Termination by his employer or principal without Cause or Participant’s termination of employment with Good Reason, then the RSUs granted hereunder that have not yet vested, all amounts credited to the Participant’s Dividend Equivalent Account with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Account with respect to such RSUs shall vest as of the Participant’s Termination Date.

6.    Nontransferability. The RSUs granted hereunder, any amounts notionally credited in the Participant’s Dividend Equivalent Account, and any securities and property comprising Property Distributions deposited in such Dividend Equivalent Account are not transferable by the Participant otherwise than by will or by the laws of descent and distribution.

7.    Recoupment. This Award is subject to recovery if (a) the Company's financial statements are required to be restated at any time within the three-year period following the final payout of the Award and the Participant is determined by the Committee to be responsible, in whole or in part, for the restatement, or (b) the Award is subject to the clawback policy the Company has adopted in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules issued by the SEC or national securities exchanges thereunder. Accordingly, if the Board determines that recovery of compensation is due under this Section 7, then the RSUs granted hereunder shall automatically terminate and be forfeited effective on the date of such determination and all cash, securities and other assets acquired by the Participant pursuant to this Agreement shall be returned to the Company or, if any such securities or other assets are no longer held by the Participant, the Participant shall pay to the Company, without interest, all cash, securities or other assets received by the Participant upon the sale or transfer of such securities or assets. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

8.    Notices. All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to 333 North Central Avenue, Phoenix, Arizona 85004, addressed to the attention of the Secretary; and, if to the Participant, shall be delivered personally or mailed to the Participant at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.

9.    Amendment. This Agreement is subject to the provisions of the Plan. The Plan may at any time be amended by the Board, except that any such amendment of the Plan that would materially impair the rights of the Participant hereunder may not be made without the Participant’s consent. The Committee may amend this Agreement at any time in any manner that is not inconsistent with the terms of the Plan and that will not result in the application of Section 409A(a)(1) of the Code. Notwithstanding the foregoing, no such amendment may materially impair the rights of the Participant hereunder without the Participant’s consent. Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Participant.

10.    Tax Withholding. The Participant is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the vesting of any RSU granted hereunder or the payment of any securities, cash, or property hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities, cash payments, or property resulting from the vesting of any RSU or otherwise.

11.    No Right to Continued Employment. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries, or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment relationship with the Company or any of its Subsidiaries at any time.

12.    Discretionary Nature of the Plan and Award.

(a)    By accepting this grant of RSUs, the Participant consents to participation in the Plan and acknowledges receipt of a copy of the Plan.

(b)    The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion granted RSUs under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The grant is exceptional, voluntary and occasional and undertaken upon the express assumption and condition that the grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and the Shares acquired upon settlement of the RSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referenced above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, this grant of RSUs shall be null and void.

(c)    The Participant acknowledges his or her voluntary participation in the Plan.

13.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

(a)    “Disability” shall have occurred if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(b)    “Fair Market Value” shall, with respect to a Share, a Subsidiary security, or any other security, have the meaning set forth in the Freeport-McMoRan Inc. Policies of the Committee applicable to the Plan, and, with respect to any other property, mean the value thereof determined by the Board in connection with declaring the dividend or distribution thereof.

(c)    “Key Employee” shall mean any employee who meets the definition of “key employee” as defined in Section 416(i) of the Code.

(d)    “Retirement” shall mean early, normal or deferred retirement of the Participant under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Participant that is deemed by the Committee or its designee to constitute a retirement.

14.    Section 409A. The RSUs granted hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code, and shall be interpreted, construed and administered accordingly. If it is determined that the RSUs do not qualify for an exemption from Section 409A of the Code, then in the event vesting is accelerated pursuant to Section 5 and the Participant is a Key Employee, a distribution of Shares issuable to the Participant, all amounts notionally credited to the Participant’s Dividend Equivalent Account, and all securities and property comprising all Property Distributions deposited in such Dividend Equivalent Account due the Participant upon the vesting of the RSUs shall not occur until six months after the Participant’s Termination Date, unless the Participant’s Termination is due to death. Notwithstanding any provision to the contrary herein, all payments to be made upon a termination of employment hereunder may only be made upon a “separation from service” as defined under Section 409A of the Code.

15.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Participant’s current or future participation in the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. By accepting the terms of this Agreement, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant must expressly accept the terms and conditions of this Agreement by electronically accepting this Agreement in a timely manner. If the Participant does not accept the terms of this Agreement, the RSUs are subject to cancellation.

16.    Insider Trading Restrictions and Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residency, which may affect the Participant’s ability to directly or indirectly, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g. RSUs) or rights linked to the value of Shares during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is solely responsible for ensuring his or her compliance with any applicable restrictions and the Participant should consult his or her personal legal advisor on this matter.

17.    Data Privacy. As a condition to receipt of the RSUs, the Participant consents to the collection, use, and transfer of personal data as described in this paragraph. The Participant understands that the Company holds certain personal information about the Participant, including his or her name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of managing and administering the Agreement (the “Data”). The Participant further understands that the Company or its Subsidiaries will transfer the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Award and the Plan, and that the Company and any of its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Award. The Participant understands that these recipients may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes them to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing this Award and the Plan. The Participant understands that he or she may, at any time, view the Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her Human Resources representative. The Participant further understands that this consent is purely voluntary, and will not affect the Participant’s employment or career with the Company or any Subsidiary.

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By clicking the “Accept” button, the Participant represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Participant has reviewed the Plan and this Agreement in their entirety and fully understands all provisions of this Agreement. The Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under the Plan or this Agreement.
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